Kemper Financial Services, Inc.
120 South LaSalle Street
Chicago, IL  60603

                                                              EXHIBIT 99.B14.(b)


INDIVIDUAL RETIREMENT TRUST ACCOUNT FORM        (UNDER SECTION 408(a) OF THE
                                                 INTERNAL REVENUE CODE)
                                                 KEEP FOR YOUR RECORDS.


FORM 5305                                        DO NOT FILE WITH
INDIVIDUAL RETIREMENT TRUST ACCOUNT              INTERNAL REVENUE
(REV. OCTOBER 1992)                              SERVICE
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE



State of                                                                             } SS      / /   Amendment
        ----------------------------------------------------------------------------
County of
         ---------------------------------------------------------------------------
Grantor's name                                   Grantor's date of birth
               ---------------------------------                         --------------------------------------
Grantor's address                                Grantor's social security number
                  ------------------------------                                  ----------------------------

Trustee's name                                  INVESTORS FIDUCIARY TRUST COMPANY
              ------------------------------------------------------------------------------------------------

Trustee's address or principal place of business                KANSAS CITY, MISSOURI
                                                --------------------------------------------------------------


The Grantor whose name appears above is establishing an Individual Retirement Account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death. The Trustee named above has given the Grantor the disclosure statement required under Regulations section 1.406-6. The Grantor has assigned the trust __________ dollars ($_______) in cash. The Grantor and the Trustee made the following agreement:

ARTICLE I
The Trustee may accept additional cash contributions on behalf of the Grantor for a tax year of the Grantor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8),
408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(1). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3) or an employer contribution to a simplified employee pension plan described in section 408(k).

ARTICLE II
The Grantor's interest in the balance in the trust account is nonforfeitable.

ARTICLE III
1. No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5).

2. No part of the trust funds may be invested in collectibles (within the meaning of section 408(m).

ARTICLE IV
1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Grantor's interest in the trust account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section
1. 401(a)(9)-2, the provisions of which are herein incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Grantor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Grantor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Grantor's entire interest in the trust account must be, or begin to be, distributed by the Grantor's required beginning date, April 1 following the calendar year end in which the Grantor reaches age 70 1/2. By that date, the Grantor may elect, in a manner acceptable to the trustee, to have the balance in the trust account distributed in:

(A) A single sum payment.

(B) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the grantor.

(C) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Grantor and his or her designated beneficiary.

(D) Equal or substantially equal annual payments over a specified period that may not be longer than the Grantor's life expectancy.

(E) Equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Grantor and his or her designated beneficiary.

4. If the Grantor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(A) If the Grantor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

(B) If the Grantor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Grantor or, if the Grantor has not so elected, at the election of the beneficiary or beneficiaries, either

(I) Be distributed by the December 31 of the year containing the fifth anniversary of the Grantor's death, or

(II) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Grantor's death. If, however, the beneficiary is the Grantor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Grantor would have turned age 70 1/2.

(C) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Grantor's required beginning date, even though payments may actually have been made before that date.

(D) If the Grantor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the Grantor (or the joint life and last survivor expectancy of the Grantor and the Grantor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Grantor and designated beneficiary as of their birthdays in the year the Grantor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V
1. The Grantor agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under section 408(i) and Regulations 1.408-5 and 1.408-6.

2. The Trustee agrees to submit reports to the Internal Revenue Service and the Grantor as prescribed by the Internal Revenue Service.

ARTICLE VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

ARTICLE VII
This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signature appear below.

ARTICLE VIII
1. DEFINITIONS: "Designated Investment Company" shall mean any Kemper Mutual Fund, or any other registered investment company with the same investment advisor or principal underwriter, if certified to the Trustee as being available for investment pursuant to this trust.

2. INVESTMENT OF ACCOUNT ASSETS: The amount of each contribution shall be applied to the purchase of shares of a Designated Investment Company at the price and in the manner in which such shares are then being publicly offered by such investment company. All dividends and capital gain distributions received on the shares of a Designated Investment Company other than Kemper Bond Enhanced Securities Trust shall be reinvested in such shares. Any distributions from the Kemper Bond Enhanced Securities Trust shall be invested in one of the other Designated Investment Companies set forth in the prospectus and selected by the Grantor, or in the absence of a selection will be invested in the Kemper Money Market Fund-Government Securities Portfolio.

3. DISTRIBUTIONS: Notwithstanding the provisions of Article IV, if the Grantor or a beneficiary does not choose a method of distribution in accordance with
Article IV, the Trustee is authorized, but is not required, to elect a distribution option other than a single sum payment, to make distributions pursuant to such election in kind, and to liquidate sufficient shares of a Designated Investment Company to withhold federal income tax from distributions as required by law. Further, the Trustee shall not be responsible for any distribution or failure to distribute in the absence of written instructions acceptable to the Trustee from the Trustee from the Grantor or beneficiary in accordance with Article IV including, but not limited to, any tax or penalty resulting from such distribution or failure to distribute.

4. AMENDMENT AND TERMINATION: The Grantor may, at any time, and from time to time, terminate the Trust in whole or in part by delivering to the Trustee a signed written copy of such termination and the Grantor delegated to the Trustee the right to amend the Trust (including retroactive amendments) by written notice to the Grantor mailed to his last address known to the Trustee, and the Grantor shall be deemed to have consented to any such amendment, provided that no amendment shall cause or permit any part of the asset of the Trust Account to be diverted to purposes other than for the exclusive benefit of the Grantor or beneficiaries, and no amendment shall be made except in accordance with any applicable laws and regulations affecting this Trust.

5. RESIGNATION OR REMOVAL OF TRUSTEE: The Trustee may resign at any time upon thirty (30) days of notice in writing to the Grantor, and may be removed by the Grantor at any time upon thirty (30) days notice in writing to the Trustee. Upon such resignation or removal, the Grantor shall appoint a successor Trustee, which successor shall be a "bank" as defined in section 408(n). Upon receipt by the Trustee of written acceptance of such appointment by the successor Trustee, the Trustee shall transfer and pay over to such successor the assets of the Trust Account and all records pertaining thereto. The Trustee is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Trust Account or on or against the Trustee, which any balance of such reserve remaining after the payment of such items to be paid over to the successor Trustee. The successor Trustee shall hold the assets paid over to it under terms similar to those of this Agreement that qualify under the provisions of the Internal Revenue Code. If within thirty (30) days after the Trustee's resignation or removal the Grantor has not appointed a successor trustee, which has accepted with appointment, the Trustee shall appoint such successor itself.

6. TRUSTEE'S ANNUAL FEES: The Grantor shall be charged by the Trustee for its services here-under in such amount as the Trustee shall establish from time to time. Sufficient shares may be liquidated from the Trust Account to pay the fee. The annual fee in effect on the date of this agreement is set forth in the Application Guide. A different fee may be substituted at any time upon written notice to the Grantor. A Grantor who does not consent to such new fee should terminate this agreement pursuant to Paragraph 4 of Article IX within 30 days of the notice to the new fee. If no such termination is made within 30 days of the notice of the new fee, the Grantor will be deemed to have consented to the new fee.

7. STATE LAW REQUIREMENTS: This Trust shall be construed, administered and enforced according to the laws of the State of Missouri.

8. EXCESS CONTRIBUTIONS: If, because of an erroneous assumption as to earned income for any other reason, a contribution which is an excess contribution is made on behalf the Grantor for any year, adjustment of such excess contribution shall be in accordance with the provisions of this paragraph. The full amount of such excess contribution and net income attributable thereto shall be distributed to the Grantor, in cash or kind upon written notice to the Trustee from the Grantor which states the amount of such excess contribution.

9. INALIENABILITY OF BENEFITS: The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be subjected shall not be recognized, except to such extent as may be required by law.

10. EXCHANGE PRIVILEGE: With respect to any of the Designated Investment Company shares, the Grantor may, upon submission of written instructions acceptable to the Trustee, cause such shares to be exchanged for shares of any other Designated Investment Company meeting the requirements of this Trust upon the terms and within the limitations imposed by the then current prospectus of such investment company.

11. DESIGNATION OF BENEFICIARY: The Grantor shall have the right, by written notice to the Trustee, to designate or change a beneficiary to receive any benefit to which such Grantor may be entitled in the event of the Grantor's death prior to the complete distribution of such benefit. If no such designation is in effect on a Grantor's death, the beneficiary shall be the Grantor's estate.

12. RESPONSIBILITY AS TO CONTRIBUTIONS OR DISTRIBUTIONS: Neither the Trustee nor the Designated Investment Company will under any circumstances be responsible for the timing, purpose or propriety of any contribution or of any distribution made hereunder, nor shall the Trustee or the Designated Investment Company incur any liability or responsibility for any tax imposed account of any such contribution or distribution. Without limiting the generality of the foregoing, neither the Trustee nor the Designated Investment Company is obligated to make any distribution absent a specific direction from the Grantor or the designated beneficiary to do so.



[KEMPER MUTUAL FUNDS LOGO]

INVESTMENT MANAGER:
Kemper Financial Services, Inc.

PRINCIPAL UNDERWRITER:
Kemper Distributors, Inc.
120 South LaSalle Street
Chicago, Illinois 60603




Trustee Signature      INVESTORS FIDUCIARY TRUST COMPANY     Grantor's Signature
--------------------------------------------------------------------------------
IRA-10B 2/95                                                              203932

IRA DISCLOSURE STATEMENT   IMPORTANT--PLEASE RETAIN

IRAs: AN INTRODUCTION
WHAT IS AN IRA?
Your Individual Retirement Account (IRA) is a trust created for the exclusive benefit of you and your beneficiaries. It is created by a written instrument that meets the following requirements:

- Contribution restrictions stated in Article I of the trust instrument.
- Investment restrictions stated in Article III of the trust instrument.
- Distribution of benefits requirements contained in Article IV of the trust instrument.
- The trustee is a bank as defined in the Internal Revenue Code.
- You will have a non-forfeitable interest in your account.

ESTABLISHING THE PLAN
HOW DO I ESTABLISH MY KEMPER IRA?
Read this disclosure statement and retain it for your files.

Complete and sign the correct application. (2 applications are necessary if both you and your spouse wish to establish an IRA).

MAKE CHECK PAYABLE TO THE KEMPER FUND OF YOUR CHOICE, AND MAIL COMPLETED APPLICATION AND CONTRIBUTION TO:

INVESTORS FIDUCIARY TRUST COMPANY (IFTC)
P.O. BOX 419356
KANSAS CITY, MO 64141-6356

MAY I REVOKE MY IRA?
You have the right to revoke your account within seven days of the date on which your application was signed. To revoke your account write to IFTC at the address referenced above.

ELIGIBILITY
WHO CAN ADOPT AN IRA?
You may adopt an IRA if you are receiving compensation from employment, earnings from self-employment or alimony, and have not attained age 70 1/2. You may also adopt an IRA if you have received a qualifying rollover distribution from another plan within the preceding 60 days or if you wish to transfer assets from another IRA. See "Rollover/Transfer of Assets" section on the following page.

WHAT ABOUT A NON-WORKING SPOUSE?
A spousal IRA allows an individual who qualifies for an IRA and his or her non-working spouse to set up two IRA accounts: one for each spouse. See "Contribution Limits" section below.

CONTRIBUTION LIMITS
HOW MUCH CAN I CONTRIBUTE EACH YEAR?
If you are receiving compensation you may contribute the lesser of $2,000 or 100% of your compensation.

For a year in which you are receiving compensation, but your spouse is not, you can set up an IRA for your spouse and contribute the lesser of: $2,250 or 100% of your compensation. The maximum contribution must be split between the two accounts so that no more than $2,000 is placed in either account.

No contribution will be allowed for the year in which you attain age 70 1/2 and thereafter.

FOR MY IRA, WHAT IS CONSIDERED COMPENSATION?
Compensation is defined as wages, salaries or professional fees, other amounts received for personal services actually rendered (including income earned from self-employment), and any taxable alimony received. It does not include earnings from property such as interest, rents and dividends. If your compensation is not includable in gross income (such as income earned from sources outside the United States, it is not treated as compensation in determining the maximum limitation for the deduction.

WHEN CAN A CONTRIBUTION BE MADE?
Your annual contribution may be made during the taxable year or no later than the due date for filing your federal income tax return not including extensions.

WHAT HAPPENS IF I OVER-CONTRIBUTE TO MY IRA?
There is a 6% annual excise tax on contributions to an IRA over the annual contributions limit. However, if you withdraw the excess contribution and earnings thereon from the IRA before the due date for filing your federal income tax return (including extensions) for the year of the excess contribution, the excise tax is not imposed, the withdrawn contribution is not taxable and the withdrawn earnings are taxable in the year the excess contribution was made.

If the excess is not withdrawn, you may use the excess as part of next year's contribution by reducing the next year's contribution by the amount of the excess. You will, however, be liable for the 6% excise tax on the over-contributed amount for each year it remains an excess contribution.

HOW DOES MY MARITAL STATUS AFFECT MY IRA?
Since a contribution is available to each eligible individual, both husband and wife can contribute if each individually is eligible and each adopts a separate individual retirement savings program. The contribution limitation is computed separately for each spouse, whether or not they file a joint tax return.

CAN MY EMPLOYER CONTRIBUTE TO MY IRA?
Yes, but these contributions are included in your gross income as compensation and must be claimed as a deduction on your federal income tax return, just as if you had received the money and made the contribution.

DEDUCTION LIMITS
HOW MUCH CAN I DEDUCT EACH YEAR?
If you and your spouse are not covered by a retirement plan at work, the amount you can deduct is the same as the amount you can contribute (see "Contribution Limit" above). If you or your spouse are covered by a retirement plan at work, the $2,000 limit is reduced $10 for each $50 that your adjusted gross income exceeds:

$40,000 (married filing jointly), $25,000 (single), or $0 (married filing separately), and the $2,250 limit is reduced $10 for each $44.44 that your adjusted gross income exceeds $40,000.

DISTRIBUTION FROM YOUR IRA
WHEN CAN I TAKE MONEY OUT OF MY IRA?
You can begin to take money out of your IRA without penalty after age 59 1/2, but you must begin to take money out by April 1 following the year in which you attain age 70-1/2.

WHAT IF I TAKE A DISTRIBUTION BEFORE AGE 59 1/2?
There is an additional tax equal to 10% of the taxable amount of a distribution before age 59 1/2, unless you are disabled or take your distributions as a series of substantially equal periodic payments over your life or life expectancy or the joint lives or life expectancies of you and your beneficiary. The amounts of such periodic payments may not be changed before the later of five years or at attainment of age 59 1/2.

HOW ARE MY DISTRIBUTIONS TAXED?
The distributions are generally taxed as ordinary income in the year they are received. Distributions are non-taxable to the extent they represent a return of non-deductible contributions.

The non-taxable percentage of such a distribution is determined by dividing the undistributed non-deductible contributions to all your IRAs by the total value of all your IRAs (including SEPs and rollover IRAs).

DO I HAVE A CHOICE ON HOW TO RECEIVE MY DISTRIBUTIONS UPON RETIREMENT?
Yes, subject to the minimum distribution incidental benefit (MDIB) requirement described below, distributions may be taken as:

- Regular payments over the joint lives or life expectancies of you and your designated beneficiary.

- An annuity purchased with the money in your IRA payable over the joint lives or life expectancies of you and your beneficiary.

- Annuity or regular payments over any period shorter than the above.

- A lump sum.

WHAT IS THE MINIMUM ANNUAL DISTRIBUTION?
The amount to be distributed for each year (commencing with the year in which you attain age 70 1/2) must be at least an amount equal to the quotient obtained by dividing the value of the IRA by your life expectancy or by the joint and last survivor life expectancy of you and your designated beneficiary, subject to the MDIB requirement described on the next page. The minimum distribution for the year in which you attain age 70 1/2 may be deferred until April 1 of the following year. Note that if you elect to defer the minimum distribution for the year you attain age 70 1/2 to the following year, you will be required to take 2 years' minimum distributions in that year. Life expectancy and joint and last survivor expectancy are computed by use of the tables contained in IRS Publication 590. For purposes of this computation, the life expectancy of you or your spouse may be recalculated annually, while the life expectancy of a nonspouse beneficiary may not be recalculated.

WHAT IS THE MINIMUM DISTRIBUTION INCIDENTAL BENEFIT (MDIB) REQUIREMENT?
The MDIB Requirement requires that a death benefit under an IRA be incidental to the primary purpose of the IRA which is to provide your retirement benefits. Thus, if your designated beneficiary is more than 10 years younger, you must assume he or she is exactly 10 years younger than you to determine your joint and last survivor life expectancy.

WHAT IF I HAVE MORE THAN ONE IRA?
If you have more than one IRA, you may take the total amount of your minimum distribution amounts from one IRA or you may allocate it among your IRAs.

WHAT IF I TAKE AN AMOUNT LESS THAN DESCRIBED ABOVE?
A 50% excise tax will be imposed on the difference between the minimum payout required and the amount actually paid, unless the underdistribution was due to reasonable cause.

WHAT ABOUT FEDERAL INCOME TAX WITHHOLDING?
The Trustee may be required to withhold 10% from any taxable distribution from an IRA unless you elect no withholding at the time your distributions begin. Whether or not you allow the Trustee to withhold, you may be required to make quarterly estimated tax payments.

SPECIAL CONSIDERATIONS
CAN I USE MY IRA AS COLLATERAL FOR A LOAN?
No. If you use any portion of your IRA as security for a loan the portion so used will be treated as distributed to you.

HAS THIS PLAN BEEN SUBMITTED TO THE IRS FOR APPROVAL?
The use of IRS Form 5305 (included in this packet) makes such submission unnecessary.

ROLLOVER/TRANSFER OF ASSETS DO DISTRIBUTIONS FROM MY EMPLOYER'S TAX-QUALIFIED PLAN QUALIFY FOR IRA ROLLOVER TREATMENT?
Yes, part or all of a lump-sum distribution or a series of distributions if made during one calendar year as the result of termination of employment, attainment of age 59 1/2, disability, death, or plan termination may be rolled over into an IRA.

You do not have to roll over the total taxable amount of the distribution, but whatever portion is not rolled over will be taxed as ordinary income in the year received and will not qualify for either long-term capital gains or special averaging. The maximum amount that can be rolled over is the total distribution minus the dollar amount of any voluntary non-deductible contributions you made.

Please consult your accountant regarding current IRS regulations on the tax treatment of rollovers from tax-qualified plans.

WHEN MUST THE ROLLOVER BE COMPLETED?
The check and application must be sent to the IRA trustee within 60 days of receipt of a qualifying distribution.

CAN I TAKE A TAX DEDUCTION FOR A ROLLOVER?
No. You are not allowed to take a tax deduction for the amount transferred from a qualified employer's plan or retirement savings program to an IRA.

WHAT IS THE DIFFERENCE BETWEEN A ROLLOVER AND A DIRECT TRANSFER OF ASSETS?
With a rollover, you actually receive the distribution from an IRA or qualified employer's plan. A direct transfer of assets occurs when the existing trustee or custodian makes the check payable and sends the distribution directly to the new trustee or custodian.

A rollover distribution from an IRA may be made to you only once a year. The one year period begins on the date you receive the IRA distribution. There is no minimum holding period for a direct transfer of assets from one trustee to another.

WHAT STEPS DO I NEED TO TAKE TO PROCESS A ROLLOVER OR DIRECT TRANSFER OF
ASSETS?
You can do a rollover by notifying your current IRA trustee or custodian in writing that you wish to take a distribution from your IRA and roll over to a new IRA. Once the distribution is received you may either endorse the check over to the new trustee or deposit the check received and issue a new check for the amount received to the new trustee and send it along with an IRA Application to the new trustee.

To accomplish a direct transfer of assets, you simply notify your existing trustee in writing of your intentions. Then send a copy of the letter along with an IRA application to the new trustee. Your old trustee will send your distribution directly to the new trustee.

REPORTING REQUIREMENTS
DOES THE IRA REQUIRE A LOT OF PAPERWORK EACH YEAR?
No, unless you have to pay an excise or penalty tax or you received a nontaxable distribution or you made a nondeductible contribution (other than a rollover), no special income tax return is required. If an excise or penalty tax is due you must file IRS Form 5329 with your Form 1040. If you designate an IRA contribution as nondeductible you must attach Form 8606 to your 1040 for the year of the nondeductible contribution and for any year you take a non-deductible distribution (other than a rollover to another IRA).

SIMPLIFIED EMPLOYEE PENSION PLAN (SEP)
DOES THE KEMPER IRA QUALIFY FOR A SEP?
Yes, but the SEP must be established and maintained by your employer. More information about establishing a SEP is available from Kemper upon request.

WHAT IS THE MAXIMUM DEDUCTION FOR A SEP-IRA?
The lesser of 15% of your compensation with respect to the sponsoring employer or $30,000.

FINANCIAL DISCLOSURE
WHAT ELSE DO I NEED TO KNOW ABOUT KEMPER'S IRAs?
Information about the fund or trust you have selected is included in the appropriate prospectus. The acquisition cost and how the value of your account changes are described in the prospectus.

A SHARES
If $1,000 is invested in Kemper Technology Fund, Kemper Total Return Fund, Kemper Growth Fund, Kemper Small Capitalization Equity Fund, Kemper International Fund or Kemper Blue Chip Fund, the amount of the sales charge will be $57.50. If $1,000 is invested in Kemper Target Equity Funds, the amount of the sales charge will be $50. If $1,000 is invested in Kemper High Yield Fund, Kemper Income and Capital Preservation Fund, Kemper Diversified Income Fund, Kemper Global Income Fund, Kemper U.S. Mortgage Fund or Kemper U.S. Government Securities Fund, the amount of the sales charge will be $45. If $1,000 is invested in Kemper Adjustable Rate U.S. Government Fund or Kemper Short-Intermediate Government Fund, the amount of the sales charge will be $35. If $1,000 is invested in Kemper Money Market Fund-Government Securities Portfolio or Kemper Money Market Fund-Money Market Portfolio, there will be no sales charge.

B SHARES
If $1,000 is invested in Kemper Mutual Funds B shares, there is no initial sales charge. B shares are subject to an annual distribution fee and, on redemption, may be subject to a contingent deferred sales charge and have a conversion priveledge to A shares after 6 years.

C SHARES
If $1,000 is invested in Kemper Mutual Funds C shares, there is no initial sales charge. C shares are subject to an annual distribution fee and have no conversion priveledge.

There is an annual $12 trustee fee for the Kemper Family of Funds. An individual holding two or more accounts in Kemper Family of Funds will be charged a maximum of $24. The fees may be paid either by separate check or will be automatically deducted from your account by IFTC. This fee is subject to change as provided in Article IX, Paragraph 6 of the trust instrument. These fees are paid either by a separate check or by the liquidation of sufficient shares or units. If not paid by a separate check, IFTC will automatically deduct the annual trustee fee on or about May 1. If an account is opened after May 1, IFTC will deduct the $12 annual trustee fee on or about December 1 in the year the account is opened. (See "Application Guide" for more details.) This fee is subject to change upon notice by IFTC to you as provided in Article IX, Paragraph 6 of the trust instrument.

The deadline for an IRA contribution is generally April 15 of the year following the taxable year for which the contribution will apply. IFTC and Kemper will not be responsible for postal delays or delays resulting from incomplete applications. Applications received by IFTC postmarked after the deadline and improperly completed applications will be returned to the sender.



IRA-10A 7/94                                         [KEMPER MUTUAL FUNDS LOGO]
                                                                         203921

IRA APPLICATION (PLEASE PRINT)                              FOR ASSISTANCE IN COMPLETING THIS FORM, CALL
                                                            KEMPER SHAREHOLDER SERVICES AT 1-800-621-1048.

1. INFORMATION ABOUT YOU                                                                For internal use only

Name ___________________________________________________________________________
Address ________________________________________________________________________
City _______________________________ State _____________________ Zip ___________
Daytime Phone Number(_____)_____________________________________________
Social Security Number ________/___________/_________ Date of Birth ____/____/____

2. YOUR BENEFICIARIES               (PLEASE INCLUDE SOCIAL SECURITY NUMBERS FOR ALL BENEFICIARIES)

Primary Beneficiary Name _____________________________________  Secondary Beneficiary Name ________________________________________
Address ______________________________________________________  Address ___________________________________________________________
City _____________________________ State __________ Zip ______  City _____________________________ State _______________ Zip ______
Relationship__________________________________________________  Relationship ______________________________________________________
SS#_____________/_____/__________ Date of Birth ____/____/____  SS# _______________ /______ /__________ Date of Birth ____/____/____


3. TYPE OF IRA                      (CHECK ONLY ONE)

/ /  Individual   / / Simplified Employee Plan (SEP)    / /  Spousal


4. TYPE OF TRANSACTION              (CHECK ALL BOXES THAT APPLY)

/ / Contribution: (CIRCLE ONE)     A. Individual           B. Employer (ONLY APPLIES TO SEPS)

/ / Direct Transfer of Assets (PLEASE ATTACH IRA TRANSFER FORM)

/ / Rollover from: (CIRCLE ONE)    A. Another Annual           B. Another IRA, where the initial contribution     C. A Qualified
                                      Contribution IRA            was from a qualified retirement plan               Retirement Plan

/ / I have reached the age of 59 1/2 and am eligible to take a distribution without tax penalty from my IRA: (CIRCLE ONE)
                                   A. IRA Distribution Form    B. Please send my
                                      is attached                 dividends in cash


5. YOUR INVESTMENT CHOICES      ($250 MINIMUM PER FUND TO ESTABLISH AN IRA. $50 IF NUMBER 7 [BANK DIRECT DEPOSIT] SELECTED.)
(SEE FRONT CARD FOR FUND NAMES. NOTE NUMBER 9 BELOW REGARDING RECEIPT OF PROSPECTUS.)

    / /  A Shares   / /  B Shares   / / C Shares       199___               199___
            (PLEASE CHOOSE SHARE CLASS)                (CIRCLE ONE)         (CIRCLE ONE)
                                                       Indiv/Employer       Indiv/Employer
                                                       Contribution         Contribution       Rollover         Transfer
Fund Name _____________________________                $__________          $__________        $__________      __________%
Fund Name _____________________________                $__________          $__________        $__________      __________%
Fund Name _____________________________                $__________          $__________        $__________      __________%
Trustee Fee (OPTIONAL) $____________


6. TELEPHONE EXCHANGES

I authorize exchanges between Kemper Mutual Funds upon instruction from any person by telephone.          / / YES     / /  NO
NOTE: IF NEITHER BOX IS CHECKED, THE TELEPHONE EXCHANGE PRIVILEGE WILL BE PROVIDED.


7. BANK DIRECT DEPOSIT

I authorize the Fund's agent to draw checks or initiate Automated Clearing House ("ACH") debits against the bank account on the attached voided check in the amount of $_____ (minimum $50), beginning on the ____ day of _____ month and on the same day of each month thereafter. If the date falls on a weekend or holiday, funds will be invested on the next business day. The investment will be applied to the following Fund account(s). A $50 minimum per Fund applies.

Fund Name ______________________________   $_______________        (NOTE: THE BANK ACCOUNT MUST
Fund Name ______________________________   $_______________         HAVE CHECK OR DRAFT WRITING
Fund Name ______________________________   $_______________         PRIVILEGES.)


8. YOUR FINANCIAL REPRESENTATIVE

Representative _____________________________ Name of Firm ________________________________________________________

Address_____________________________________ City __________________________ State __________________ Zip ________

Rep. Daytime Phone (___)___________       Rep.#____________       Dealer #______________    Branch #______________


9. YOUR SIGNATURE         BY SIGNING THIS APPLICATION ESTABLISHING AN IRA, THE UNDERSIGNED:

-   Establishes an Individual Retirement Account pursuant to the Employee Retirement Income Security Act of 1974 and in accordance with all the terms of the Trust Agreement on Form 5305;
-   Appoints Investors Fiduciary Trust Company, or its successors, as Trustee of the account;
-   States that he or she has received, read, accepts and specifically incorporates herein the Trust Agreement on Form 5305 and
    Disclosure Statement;
-   Agrees to promptly give instructions to the Trustee necessary to enable the Trustee to carry out its duties under the Trust
    Agreement and;
-   Agrees that he or she has received and read the prospectus for the investment(s) selected and that this account will be subject to the prospectus as amended from time to time.

Under penalties of perjury, I certify that the number shown on this form is my correct social security number, and that I have not been notified by the IRS that I am subject to back-up withholding. I certify that I have the power and authority to establish this account and select the privileges requested. Account holders can request the following telephone privilege on this application:
telephone exchange transactions. Please note that the telephone exchange privilege is automatic unless the account holder refuses
it.  Neither a Fund nor its agents will be liable for any loss, expense or cost arising out of any telephone request pursuant to this privilege, including any fraudulent or unauthorized request, and THE ACCOUNT HOLDER WILL BEAR THE RISK OF LOSS, so long as the
Fund or its agent reasonably believes, based upon reasonable verification procedures, that the telephonic instructions are genuine.
The verification procedures include recording instructions, requiring certain identifying information before acting upon instructions, and sending written confirmations.

Your Signature _________________________________________________ Date ____________________________________________________________


IRA-10 2/95                                                                                                                 203911

IRA APPLICATION GUIDE

1. INFORMATION ABOUT YOU

Fill this section out completely.

2. YOUR BENEFICIARIES

You can change your beneficiaries by writing a letter of instruction to Investors Fiduciary Trust Company, c/o Kemper Service Company, P.O. Box 419415, Kansas City, MO 64141-6415. Reference your name, fund, and fund account number. If you have more than one beneficiary, please identify the primary and secondary beneficiary.

3. TYPE OF IRA

INDIVIDUAL: A working individual may contribute up to $2,000 or 100% of compensation, whichever is less.

SIMPLIFIED EMPLOYEE PLAN (SEP): Must be established and maintained by the employer. The maximum contribution is the lesser of 15% of your compensation or $30,000. For more information on establishing a SEP, call Kemper Shareholder Services at 1-800-621-1048.

SPOUSAL: Two applications are necessary if both you and your spouse wish to establish an IRA. If you're contributing for both you and your non-working spouse, the maximum contribution is the lesser of 100% of your compensation or $2,250. The maximum contribution must be split between the two accounts so that no more than $2,000 is placed in either account.

4. TYPE OF TRANSACTION

DIRECT TRANSFER OF ASSETS: When changing custodians on an existing IRA, the IRA must be released by the present custodian. To obtain information concerning the transfer of IRA assets call Kemper Shareholder Services at 1-800-621-1048.

ROLLOVER: With a rollover, you actually receive a distribution from an IRA, or qualified employer's plan. Once the distribution is received, you may either endorse the check over to the new trustee or deposit the check received and, within 60 days of receipt, issue a new check for the amount received to the new trustee and send it along with an IRA Application to the new trustee.

You may roll over your IRA as many times as you wish. However, each time you do roll over, the funds must remain with the new trustee for at least 12 months. (PLEASE NOTE: CONTACT YOUR ACCOUNTANT ABOUT THE TAX CONSEQUENCES OF RECEIVING
A CASH DISTRIBUTION FROM YOUR EMPLOYER'S TAX-QUALIFIED PLAN BEFORE
FORWARDING A CHECK TO KEMPER TO OPEN AN IRA. UNDER CURRENT IRS PROVISIONS, THERE MAY BE TAX LIABILITY ASSOCIATED WITH TAKING PHYSICAL POSSESSION OF YOUR DISTRIBUTION, INSTEAD OF AUTOMATICALLY TRANSFERRING YOUR BALANCE INTO A KEMPER
IRA).

5. YOUR INVESTMENT CHOICES

Elect your investment choice(s) from among the Kemper Funds for which you have received a prospectus. The minimum investment to establish an IRA is $250 per Fund; the minimum subsequent investment is $50. The minimum initial investment is $50 per Fund if the Bank Direct Deposit option is selected.

TRUSTEE FEE
There is an annual $12 trustee fee for the Kemper Family of Funds.
An individual holding two or more accounts in Kemper Family of Funds will be charged a maximum of $24. The fees may be paid either by separate check or will be automatically deducted from your account by Investors Fiduciary Trust Company. This fee is subject to change as provided in Article IX of the Individual Retirement Trust Account Form.

WHEN AND HOW THE $12 FEE IS AUTOMATICALLY DEDUCTED
If the $12 annual trustee fee is not paid by separate check, Investors Fiduciary Trust Company will automatically deduct the $12 fee from your account. Annual trustee fees are assessed on a calendar year basis.

If you opened your account prior to May 1st of the calendar year, the fee will be deducted on May 1st. If you opened your account after May 1st of that calendar year, the $12 fee will be deducted on December 1st. In every calendar year after the year in which you opened your account, the fee will be deducted on May 1st.


WHAT TO DO IF YOU ELECT TO PAY THE $12 ANNUAL FEE DIRECTLY
- You may pay the first year fee by including $12 with your first contribution and making the proper entry in Section 5 of the IRA Application.

- If you elect to send in the $12 annual fee by separate check in subsequent years, make sure to do so prior to the May 1st automatic deduction. Send a letter referencing the exact name on your account, the fund name and the account number. Make your check payable to Investors Fiduciary Trust Company and mail to Investors Fiduciary Trust Company, c/o Kemper Service Company, P.O. Box 419356, Kansas City, MO 64141-6356.




6. TELEPHONE EXCHANGES

To make exchanges, call 1-800-621-1048. Please see the prospectus for exchange privilege limitations. The exchange privilege may be modified, suspended or terminated by a Fund.

7. BANK DIRECT DEPOSIT

With Bank Direct Deposit, you can make automatic contributions for as little as $50 from your checking account into your Kemper IRA. There is no service charge, no checks to write and it's a great way to invest for the future.

8. YOUR FINANCIAL REPRESENTATIVE

You must complete this section if you have a financial representative. The information is necessary for proper identification of the account and can be obtained from your representative.

9. YOUR SIGNATURE

Please be sure to sign and date this section.

10. RETURN YOUR APPLICATION

IF NOT A TRANSFER...
Mail the IRA APPLICATION, a check made payable to Kemper Fund of your choice (and the IRA DISTRIBUTION FORM if applicable) to:

        INVESTORS FIDUCIARY TRUST COMPANY - C/O KEMPER SERVICE COMPANY
                 P.O. BOX 419356 - KANSAS CITY, MO 64141-6356

FOR TRANSFERS ONLY...
Mail the IRA Application, IRA Transfer Form (and the IRA Distribution form if applicable) to:

        INVESTORS FIDUCIARY TRUST COMPANY - C/O KEMPER SERVICE COMPANY
                 P.O. BOX 419222 - KANSAS CITY, MO 64141-6222


FOR MORE INFORMATION
If you need further information, please contact your financial representative directly or call Kemper Shareholder Services at 1-800-621-1048 7:00 a.m. to 6:00 p.m. Central Time (Monday-Friday) and 9:00 a.m. to 2:00 p.m. (Saturday). If you have tax or legal questions, contact your tax advisor or any district office of the IRS.


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